UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 1, 2014

CENVEO, INC.

(Exact Name of Registrant as Specified in Charter)

Colorado	1-12551	84-1250533
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

200 First Stamford Place, Stamford, CT	06902
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (203) 595−3000

Not Applicable

Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

[  ] Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

[  ] Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 5.07.                      Submission of Matters to a Vote of Security Holders

On May 1, 2014, the Annual Meeting of Shareholders (the “Annual Meeting”) of Cenveo, Inc. (the “Company”) was held.  The matters submitted to the Company’s shareholders at the Annual Meeting and the final voting results thereof were as follows:

1.	On the matter of the proposal electing six directors to serve for terms indicated in the proxy statement relating to the Annual Meeting, the final vote was as follows:

Nominees	Votes For	Votes Withheld	Broker Non-Votes

Robert G. Burton, Sr.	39,418,996	2,143,960	10,286,257
Gerald S. Armstrong	34,276,143	7,286,813	10,286,257
Robert G. Burton, Jr.	39,533,037	2,029,919	10,286,257
Dr. Mark J. Griffin	34,123,559	7,439,397	10,286,257
Dr. Susan Herbst	39,949,644	1,613,312	10,286,257
Robert B. Obernier	34,198,792	7,364,164	10,286,257

2.	On the matter of the proposal ratifying the selection of Grant Thornton, LLP by our audit committee as our independent auditors for 2014, the final vote was as follows:

Votes For	Votes Against	Abstain

50,580,640	1,251,870	16,703

3.	On the matter of the non-binding, advisory resolution approving the 2013 compensation paid to the Company’s named executive officers, the final vote was as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes

26,066,126	15,453,665	43,165	10,286,257

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 2, 2014

CENVEO, INC.

By:       /s/ Scott J. Goodwin
Scott J. Goodwin
Chief Financial Officer